UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                              ---------------------


        Date of Report (Date of earliest event reported) October 16, 2003


                                  BNCCORP, Inc.
             (Exact name of registrant as specified in its charter)


     Delaware                        0-26290                 45-0402816
 (State of incorporation)     (Commission File Number)      (IRS Employer
                                                           Identification No.)



             322 East Main, Bismarck, North Dakota         58501
            (Address of principal executive offices)    (Zip Code)



                                 (701) 250-3040
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)



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Item 7. Financial Statements and Exhibits.

     (c) Exhibits:

          99.1 Press release of BNCCORP, Inc. dated October 16, 2003.


Item 12. Results of Operations and Financial Condition.

          On October 16, 2003, BNCCORP, Inc. issued a press release announcing its earnings for the quarter ended September 30, 2003. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

          The press release includes comparative ratios that are "non-GAAP financial measures" within the meaning of the Securities and Exchange Commission's Regulation G. We have presented the comparative ratios due to the inconsistency in reporting that results from the July 1, 2003 adoption of SFAS 150 and the fact that SFAS 150 does not allow restatement of prior periods. Effective July 1, 2003, interest expense on our subordinated debentures is required to be classified in interest expense versus its prior classification in noninterest expense. This results in ratios compliant with generally accepted accounting principles ("GAAP") that are not comparative between the periods presented. In the comparative ratios presented in the tables contained in the press release, we have assumed that SFAS 150 had been effective for all periods presented and, therefore, that the interest expense associated with the subordinated debentures (the amount of which is also presented in the tables) was included in net interest income in all the periods presented. This results in ratios that are comparable between periods and assists in identifying the true impact of other factors on ratios such as net interest margin and efficiency. The comparative ratios are presented immediately following the related GAAP ratios that result from and reflect the adoption of SFAS 150 on July 1, 2003.

          The information and exhibit furnished pursuant to Item 12 of this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BNCCORP, INC.



                                    By: /s/ Gregory K. Cleveland
                                    ----------------------------------------
                                        Gregory K. Cleveland
                                        President
Date: October 17, 2003